UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015 (November 22, 2015)

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36867	98-1114402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 22, 2015, Allergan plc, an Irish public limited company (“Allergan” or the “Company”), and certain other parties named therein, including Watson Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Allergan (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Pfizer (the “Merger”), with Pfizer surviving as a direct wholly-owned subsidiary of Allergan (the “Surviving Company”).

Immediately prior to the Merger, as contemplated by the Merger Agreement and subject to Allergan shareholder approval, an Allergan share split will occur whereby every Allergan ordinary share (each, an “Allergan Share”) will be sub-divided into 11.3 shares of the Combined Company (as defined below). As a result of the Merger, each outstanding share of common stock of Pfizer (the “Pfizer Common Stock”), other than shares held by Pfizer, the Company or Merger Sub, shares with respect to which appraisal rights are properly exercised and shares held by any subsidiary of Pfizer, will be converted into the right to receive, at the holder’s election (subject to proration as described below), (i) one (1) (the “Exchange Ratio”) validly issued, fully paid and non-assessable ordinary share (the “Share Consideration”) of Allergan, which, following the completion of the Merger, we refer to as the “Combined Company”; or (ii) an amount in cash (the “Cash Consideration”) equal to the volume-weighted average price per share of Pfizer Common Stock on the New York Stock Exchange (the “NYSE”) for the trading day immediately preceding the effective time of the Merger. The Exchange Ratio takes into account the effects of the Allergan share split.

Elections by Pfizer’s stockholders for Share Consideration and Cash Consideration will be subject to proration procedures set forth in the Merger Agreement such that Pfizer’s stockholders will receive no less than $6 billion and no more than $12 billion of cash consideration in the aggregate. Pfizer stockholders that do not make an election will be treated as having elected to receive the Share Consideration.

Additionally, immediately prior to the Merger, each outstanding share of Series A Convertible Perpetual Preferred Stock of Pfizer (the “Preferred Shares”) will be converted into a number of shares of Pfizer Common Stock in accordance with its certificate of designations and will be entitled to receive the merger consideration, including the right to participate in the election (unless the holder of such Preferred Share instead elects to receive the liquidation preference with respect to such Preferred Share plus accrued and unpaid dividends). Each outstanding award granted under Pfizer’s equity-based compensation plans denominated with respect to Pfizer Common Stock will be converted into an award of the same type and equivalent value denominated with respect to shares of the Combined Company. Such converted awards generally will be subject to the same terms and conditions as applied to the corresponding awards immediately prior to consummation of the Merger. Prior to, on or following the effective time of the Merger, Allergan may, or may cause the Surviving Company to, take such actions as are necessary to provide for the treatment of the Allergan equity awards in accordance with the terms and conditions provided for in the applicable Allergan equity-based compensation plan, in the applicable award agreement or in such Allergan equity awards, including, without limitation, adjustment of any such Allergan equity award in connection with the Allergan share split or otherwise, and the determination of achievement of any performance-based criteria in a manner consistent with the terms of any such Allergan equity plan and any applicable award agreement.

The completion of the Merger is subject to certain closing conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the stockholders of Pfizer, (ii) the approval by the Company shareholders of (A) the 1-to-11.3 share split of Allergan Shares, (B) the issuance of Allergan Shares in connection with the Merger, (C) the increase in the size of the Company’s board of directors to fifteen directors, and (D) the increase in the Company’s authorized share capital (collectively, the “Allergan Shareholder Approvals”), (iii) the absence of certain legal impediments to the consummation of the Merger, (iv) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the consent of, or filing with, certain specified antitrust authorities, (v) the approval of an Irish Prospectus as required by Irish Prospectus Law, (vi) declaration of the effectiveness by the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed by the Company, (vii) the occurrence of the Allergan share split, (viii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Pfizer and the Company, and compliance in all material respects by Pfizer and the Company with their respective obligations under the Merger Agreement and (ix) approval for listing on the NYSE of the Allergan Shares to be issued in the Merger. In addition, the obligation of Pfizer to complete the Merger is subject to the closing of the transactions contemplated by the Master Purchase Agreement, dated as of July 26, 2015, by and between the Company and Teva Pharmaceutical Industries Ltd., as may be amended in accordance with the terms thereof and with the Merger Agreement.

The Merger Agreement contains customary representations and warranties that expire at the effective time of the Merger, as well as customary covenants, including covenants providing for each of the parties and their subsidiaries to conduct their business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger and to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement also includes covenants requiring each of the Company and Pfizer not to solicit, initiate or knowingly encourage any inquiries, proposals or offers relating to alternative business combination transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto or furnish any nonpublic information in furtherance thereof, except that if the board of directors of either the Company or Pfizer determines that a proposal not resulting from a breach of the Merger Agreement constitutes, or could reasonably be expected to result in, a “superior proposal” (as defined with respect to each of the Company or Pfizer, as applicable, in the Merger Agreement), the Company or Pfizer, as applicable, will be entitled to furnish the person making such proposal with non-public information and negotiate with such person. The Merger Agreement also requires each of the Company and Pfizer to call and hold a special meeting of stockholders, and, subject to certain limited exceptions, requires the Company’s board of directors to recommend the Allergan Shareholder Approvals and Pfizer’s board of directors to recommend the adoption of the Merger Agreement at such meetings. Either party’s board of directors is also permitted to change its recommendation in response to a “superior proposal” or an “intervening event” (as defined with respect to each of the Company or Pfizer, as applicable, in the Merger Agreement).

The Merger Agreement also contains specified termination rights, including, among others, the right of either party to terminate the Merger Agreement if (i) either of the requisite stockholder approvals have not been obtained, (ii) the board of directors of the other party effects a change of recommendation, (iii) the closing has not occurred by October 31, 2016, subject to extension to March 31, 2017 in certain circumstances, (iv) there is a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions, or (v) there is an adverse change in law that, in the opinion of tax counsel, would cause the Combined Company to be treated as a U.S. domestic corporation for U.S. federal income tax purposes.

The Merger Agreement provides, among other things, that a fee is payable if the Merger Agreement is terminated in the following circumstances: (i) if one party’s stockholders vote down the transaction and the other party’s stockholders approve the transaction (and neither party’s board of directors changes its recommendation), the party whose stockholders voted down the transaction must pay a termination fee of $1.5 billion; (ii) if one party’s board of directors effects a change of recommendation in response to a

“superior proposal” and the other party’s board of directors confirms that it does not intend to change its recommendation, the party whose board of directors changed its recommendation must pay, on a termination by the other party of the Merger Agreement, a termination fee of $3.5 billion; (iii) if one party’s board of directors effects a change of recommendation other than in response to a “superior proposal” and the other party’s board of directors confirms that it does not intend to change its recommendation, the party whose board of directors changed its recommendation must pay, on a termination by the other party of the Merger Agreement, a termination fee of $3.0 billion if such change of recommendation occurs on or prior to March 1, 2016, or $3.5 billion if such change of recommendation occurs after March 1, 2016; (iv) if one party receives a competing proposal, that party’s stockholders subsequently vote down the transaction, and that party consummates such competing proposal or enters into a definitive agreement providing for such competing proposal within 12 months which is later consummated, the party adopting such competing proposal must pay a termination fee of $3.5 billion; and (v) if a party terminates due to an adverse change in law, the terminating party must reimburse the other party for its expenses up to $400 million.

At the effective time of the Merger, the board of directors of the Combined Company will consist of fifteen directors, eleven of which will be directors of Pfizer’s board of directors prior to the closing and four of which will be directors of the Company’s board of directors prior to the closing, including the Company’s Executive Chairman, the Company’s Chief Executive Officer and two other directors to be mutually agreed between the Company and Pfizer. As of the effective time of the Merger, the Chairman and Chief Executive Officer of Pfizer will be appointed as Chairman and Chief Executive Officer of the Combined Company, and the Chief Executive Officer of Allergan will serve as President and Chief Operating Officer of the Combined Company. The Merger Agreement also provides that at the effective time of the Merger, subject to the applicable approvals by Allergan shareholders at a special meeting of Allergan shareholders, the Company will change its name so that the Combined Company’s name will be “Pfizer plc”.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Pfizer or their respective subsidiaries and affiliates and should not be relied on as disclosures about the Company, Merger Sub, Pfizer or their respective subsidiaries and affiliates. The Merger Agreement contains covenants, representations and warranties by the Company and Merger Sub, on the one hand, and by Pfizer, on the other hand, made solely for the benefit of the other. The assertions embodied in those covenants, representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain covenants, representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and Pfizer on the other hand. Accordingly, the covenants, representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Merger Sub, Pfizer or their respective subsidiaries and affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2015, the Compensation Committee of the Allergan board of directors approved, and authorized Allergan to enter into agreements that provide for, make-whole payments for certain employees, including executive officers, in the event payments made to such employees in connection with the Merger become subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, subject to the applicable employee’s agreement to enter into a non-competition covenant in certain cases, as described further below. The effectiveness of these make-whole payments and the related agreements is contingent upon the consummation of the Merger and the agreements will automatically terminate if the Merger is not consummated. The Company may take certain actions to mitigate the amounts of the make-whole payments, including the accelerated payment in 2015 of certain short and long term incentive awards, including for Allergan’s named executive officers (the “Named Executive Officers”), in amounts otherwise determined in accordance with the terms of such awards. Because such mitigation efforts and other changes in facts and circumstances between the date hereof and the effective time of the Merger are likely to materially impact the amount of the make-whole payments that may become payable, if at all, to any Named Executive Officer, the amount of the make-whole payments is not currently determinable. The make-whole payments would generally be paid to the relevant taxing authorities to place the executives in the same after-tax position as if the excise taxes did not apply to them, and do not cover ordinary income taxes due on the payments giving rise to the excise taxes. The agreements also require the applicable employees, including the executive officers, to comply with a non-competition covenant for one year following certain terminations of employment to the extent that such employees are not party to an existing contractual non-competition covenant.

In approving these make-whole payments, Allergan’s Compensation Committee took into account the significant value delivered by the management team to Allergan’s shareholders, the disparate impact of the potential tax under section 4999 of the Code on similarly situated employees and the potential disproportionate effect of Section 4999 of the Code on Allergan’s executives as compared to Pfizer’s executives.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

This communication is not intended to be and is not a prospectus for the purposes of Part 23 of the Companies Act 2014 of Ireland (the “2014 Act”), Prospectus (Directive 2003/71/EC) Regulations 2005 (S.I. No. 324 of 2005) of Ireland (as amended from time to time) or the Prospectus Rules issued by the Central Bank of Ireland pursuant to section 1363 of the 2014 Act, and the Central Bank of Ireland (“CBI”) has not approved this communication.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Allergan plc (“Allergan”) and Pfizer Inc. (“Pfizer”), Allergan will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a Joint Proxy Statement of Allergan and Pfizer that also constitutes a Prospectus of Allergan (the “Joint Proxy Statement/Prospectus”). Allergan and Pfizer plan to mail to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF ALLERGAN AND PFIZER ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME

AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALLERGAN, PFIZER, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Allergan and Pfizer through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by Allergan by contacting Allergan Investor Relations at investor.relations@actavis.com or by calling (862) 261-7488, and will be able to obtain free copies of the documents filed with the SEC by Pfizer by contacting Pfizer Investor Relations at Bryan.Dunn@pfizer.com or by calling (212) 733-8917.

Participants in the Solicitation

Allergan, Pfizer and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Allergan and Pfizer in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding Allergan’s directors and executive officers is contained in Allergan’s proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 24, 2015, and certain of Allergan’s Current Reports on Form 8-K. Information regarding Pfizer’s directors and executive officers is contained in Pfizer’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 12, 2015, and certain of Pfizer’s Current Reports on Form 8-K.

Allergan Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Allergan’s anticipated future events, estimated or anticipated future results, or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as such as “anticipate”, “target”, “possible”, “potential”, “predict”, “project”, “forecast”, “outlook”, “guidance”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “might”, “would”, “could” or “should” or other similar words, phrases or expressions or the negatives thereof. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results and synergies, Pfizer’s, Allergan’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the transaction. It is important to note that Allergan’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business, Pfizer’s business and risks associated with business combination transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the proposed transaction; subsequent integration of Pfizer and Allergan and the ability to recognize the anticipated synergies and benefits of the proposed transaction; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the transaction), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Pfizer and Allergan shareholder approvals; the risk that a condition to closing of the proposed transaction may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Allergan shares to be issued in the transaction; the anticipated size of the markets and continued demand for Pfizer’s and Allergan’s products; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for

Allergan’s and Pfizer’s products; difficulties or delays in manufacturing; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; costs and efforts to defend or enforce intellectual property rights; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Allergan’s and Pfizer’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; risks associated with tax liabilities, or changes in U.S. federal or international tax laws or interpretations to which they are subject, including the risk that the Internal Revenue Service disagrees that Allergan is a foreign corporation for U.S. federal tax purposes; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, and from time to time in Allergan’s other investor communications. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 22, 2015, by and among Pfizer Inc., Allergan plc, and Watson Merger Sub Inc.*

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2015	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP, Chief Legal Officer and Corporate Secretary

EXHIBITS

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 22, 2015, by and among Pfizer Inc., Allergan plc, and Watson Merger Sub Inc.*

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.